UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2016

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On December 1, 2016, Xcel Energy Inc., a Minnesota corporation (the “Company”), issued $300.0 million in aggregate principal amount of 2.60% Senior Notes, Series due March 15, 2022 and $500.0 million in aggregate principal amount of 3.35% Senior Notes, Series due December 1, 2026 pursuant to an Underwriting Agreement, dated November 28, 2016, by and among the Company and Barclays Capital Inc., Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives of the underwriters named therein. The notes are being issued pursuant to the registration statement on Form S-3 (File No. 333-203664). A prospectus supplement relating to the offering and sale of the notes was filed with the Securities and Exchange Commission on November 29, 2016. The notes will be governed by the Company’s Indenture, dated as of December 1, 2000, as supplemented, between the Company and Wells Fargo Bank, National Association, as trustee, and the Supplemental Indenture No. 10, dated as of December 1, 2016.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the registration statement.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

4.01
Supplemental Indenture No. 10, dated as of December 1, 2016, by and between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $300.0 million in aggregate principal amount of 2.60% Senior Notes, Series due March 15, 2022 and $500.0 million aggregate principal amount of 3.35% Senior Notes, Series due December 1, 2026.

5.01	Opinion of Scott M. Wilensky regarding the validity of the notes.

12.01	Statement of computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

	By	/s/ Brian Van Abel
Name: Brian Van Abel
Title: Vice President and Treasurer

Date: December 1, 2016

Exhibit Index

Exhibit	Description

4.01
Supplemental Indenture No. 10, dated as of December 1, 2016, by and between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $300.0 million in aggregate principal amount of 2.60% Senior Notes, Series due March 15, 2022 and $500.0 million aggregate principal amount of 3.35% Senior Notes, Series due December 1, 2026.

5.01	Opinion of Scott M. Wilensky regarding the validity of certain notes.

12.01	Statement of computation of ratio of earnings to fixed charges.